Exhibit 4.4

ECO SERVICES OPERATIONS LLC

and

ECO FINANCE CORP.,

as Issuers

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

8.500% Senior Notes due 2022

INDENTURE

Dated as of October 24, 2014

i

(continued)

(continued)

Appendix A   -     Provisions Relating to Original Securities and Additional Securities

EXHIBIT INDEX

Exhibit A	-	Form of Security
Exhibit B	-	Form of Transferee Letter of Representation
Exhibit C	-	Form of Supplemental Indenture

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)	7.10
(b)	7.08; 7.10
311(a)	7.11
(b)	7.11
312(a)	2.06
(b)	11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.02; 4.09
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.10
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11

316(a)(last sentence)	11.06

(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	11.01
(b)	N.A.
(c)	N.A.

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this

Indenture.

v

INDENTURE dated as of October 24, 2014, among ECO SERVICES OPERATIONS LLC, a Delaware limited liability company (the “Company”), ECO FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $200,000,000 aggregate principal amount of the Issuers’ 8.500% Senior Notes due 2022 issued on the date hereof (the “Original Securities”) and (b) any Additional Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) of this paragraph being referred to collectively as the “Securities”). The Original Securities and any Additional Securities (as defined herein) shall constitute a single series hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is consolidated, merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the transactions contemplated by the Transaction Agreement.

“Additional Securities” means additional Securities (other than the Original Securities) issued from time to time under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and ‘“under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Security; and

(2) the excess, if any, of:

(a) the present value at such Redemption Date of (i) the redemption price of such Security at November 1, 2017 (such redemption price being set forth in the table appearing in Section 5 of the Securities), plus (ii) all required interest payments due on such Security through November 1, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the then outstanding principal amount of such Security,

as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or an obligation of the Trustee.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.03 and directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

(a) any disposition of (i) Cash Equivalents (or other financial assets that were Cash Equivalents when the original Investment was made) or Investment Grade Securities, (ii) surplus, obsolete, used, damaged or worn out property or equipment in the ordinary course of business (whether now owned or hereafter acquired) or any disposition or consignment of equipment, inventory or goods (or other assets) held for sale in the ordinary course of business, (iii) property no longer used or useful in the conduct of business of the Company and its Restricted Subsidiaries and (iv) property or equipment that is otherwise economically impracticable to maintain;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.04 or the making of any Permitted Investment;

(d) any disposition of assets of the Company or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value not to exceed $10.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) (i) the sale, lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the termination of leases in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of such Unrestricted Subsidiary or any disposition of assets of such Unrestricted Subsidiary;

(i) any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Company or any of the Restricted Subsidiaries or exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(j) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Facility” (or a fractional undivided interest therein or pursuant to any factoring or similar arrangement);

(k) dispositions in connection with the granting of a Lien that is permitted under Section 4.12;

(l) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted under Section 4.03;

(m) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Effective Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by this Indenture;

(n) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(o) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(p) the sale, discount or forgiveness of accounts receivable or notes receivable in the ordinary course of business or in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;

(q) the abandonment of intellectual property rights in the ordinary course of business which in the reasonable good faith determination of the Company are uneconomical or not material to the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

(r) termination of non-speculative Hedging Obligations;

(s) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(t) sales, transfers and other dispositions of Investments in joint ventures or any Subsidiary of the Company that is not a Wholly-Owned Subsidiary of the Company to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(u) dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management or consultants of any direct or indirect parent company, the Company or any Subsidiary;

(v) dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Company and its Restricted Subsidiaries, taken as a whole, or (ii) relate to closed facilities or the discontinuation of any product line; and

(w) dispositions of non-core assets acquired in connection with any acquisition otherwise permitted under this Indenture and sales of Real Estate Assets acquired in any acquisition otherwise permitted under this Indenture; provided that the Net Proceeds received in connection with any such disposition shall be applied in accordance with Section 4.06 (it being understood that notwithstanding the foregoing such amounts and only such amounts shall not be required to be applied or otherwise comply with clauses (a)(i) or (ii) of Section 4.06).

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards, stored value cards or merchant services constituting a line of credit.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

“Cash Equivalents” means:

(1) dollars;

(2) (a) pounds sterling, euro, or any national currency of any participating member state of the EMU; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(4) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date, in each case with any bank or trust company organized under, or authorized to operate as a bank or trust company under, the laws of the U.S., any state thereof or the District of Columbia and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(5) commercial paper maturing within 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) with maturities of 24 months or less from the date of acquisition;

(8) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clause (1) or (2) above;

(10) institutional money market funds registered under the Investment Company Act of 1940;

(11) in the case of any Foreign Subsidiaries, investments equivalent to those referred to in clauses (3) through (10) above denominated in foreign currencies customarily used by persons for cash management purposes in any jurisdiction outside the United States; and

(12) investment funds (including shares of any money market mutual fund) investing substantially all of their assets in securities of the types described in clauses (1) through (11) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: treasury and/or cash management services, including, without limitation, other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement services, ACH transactions, return items, interstate depository network services, foreign exchange facilities, deposit and other accounts and merchant services (including, for the avoidance of doubt, all “Banking Services” as defined in the Senior Credit Facilities).

“Change of Control” means the occurrence of any of the following after the Effective Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company; provided that the creation of a Parent Company shall not in and of itself cause a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means the party named as such in the preamble to this Indenture and successors thereto.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, (a) the total amount of depreciation and amortization expense, including without limitation the amortization of intangible assets (including amortization of deferred launch costs), deferred financing fees and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and (b) the depreciation of assets of such Person and its Subsidiaries acquired under Capitalized Lease Obligations, which is expensed in cost of goods sold and not included in depreciation and amortization under GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries paid or payable in respect of such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers’ acceptances, ancillary facilities or any similar facility or financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) penalties and interest related to taxes, (ii) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (iii) any expensing of bridge, commitment and other financing fees, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility and (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains, income, losses, expenses or charges (including costs of and payments of actual or prospective legal settlements, fines, judgments or orders), Transaction Expenses, severance, relocation costs, integration costs, consolidation and costs related to the opening, closure, relocation and/or consolidation of facilities, signing, retention or completion costs and bonuses, recruiting costs, recruiting and hiring bonuses, transition costs, costs incurred in connection with acquisitions (whether or not consummated) after the Effective Date (including integration costs), consulting fees, legal fees and taxes related to issuances of significant options and curtailments or modifications to pension and post-retirement employee benefit plans and corporate reorganization shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3) any net after-tax gains, charges or losses with respect to disposed, abandoned, closed or discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities and on the disposal of disposed, abandoned and discontinued operations and facilities, plans or distribution centers that have been closed during such period, shall be excluded;

(4) any after-tax effect of gains, income, losses, expenses or charges (less all fees and expenses relating thereto) attributable to asset dispositions (including asset retirement costs) or returned surplus assets of any employee pension benefit plan other than in the ordinary course of business shall be excluded;

(5) the Net Income (or loss) for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person;

(6) solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off or removal of revenue otherwise recognizable on any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(8) any after-tax effect of income (loss) (less all fees and expenses or charges related thereto) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(9) any (i) goodwill or other asset impairment charges, write-offs or write-downs or (ii) amortization of intangibles shall be excluded;

(10) any taxes based on income, profits, or capital that are not paid or payable currently in cash (i.e., non-cash book tax amounts) shall be excluded;

(11) any non-cash compensation charge, cost, expense, accrual or reserve including any such charge, cost, expense, accrual or reserve arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity incentive programs, and any cash charges associated with the rollover, acceleration or payment of management equity in connection with the Transactions shall be excluded;

(12) any fees, commissions and expenses incurred during such period, or any amortization or write-off thereof for such period in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(13) accruals and reserves that are established or adjusted within twelve months after the Effective Date that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP shall be excluded;

(14) any unrealized or realized net gain or loss resulting from currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness) and any foreign currency translation or transaction gains or losses shall be excluded;

(15) any unrealized net gains and losses resulting from Hedging Obligations and the application of Accounting Standards Codification #815 shall be excluded;

(16) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a good faith determination that it expects to receive reimbursement within 365 days (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), (x) the amount of any fee, cost, expense or reserve with respect to liability or casualty events or business interruption shall be excluded, and (y) proceeds of such insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace shall be included; and

(17) to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, fees, costs, expenses or reserves incurred to the extent covered by indemnification provisions in any agreement in connection with any sale of Capital Stock, acquisition, Permitted Investment, Restricted Payment, Asset Sale, disposition, recapitalization, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (in each case, including any such transaction consummated prior to the Effective Date) shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 hereof only (other than clause (3)(D) of Section 4.04(a) hereof) there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(D) of Section 4.04(a) or clause (vii)(b) of Section 4.04(b).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries that is secured by Liens as of such date of determination to (2) EBITDA of such Person and its Restricted Subsidiaries, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or like caption) on a consolidated balance sheet of the Company and its Subsidiaries at such date.

“Consolidated Total Indebtedness” means, as to any Person at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less unrestricted cash and Cash Equivalents included on the consolidated balance sheet of such Person and any Restricted Subsidiaries as of such date. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of determination to (2) EBITDA of such Person and its Restricted Subsidiaries, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which office at the date of the execution of this instrument is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Client Services, or such other address as the Trustee may designate from time to time by notice to the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuers).

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements, or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate of the Company, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, any Restricted Subsidiary or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.04(a).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that if such Capital Stock is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors, officers, members or management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital (including pursuant to any tax sharing or tax distribution arrangements), including, without limitation, federal, state, local, provincial, foreign, excise, franchise, property and similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes (including, in each case, penalties and interest related to such taxes or arising from tax examinations) of or with respect to such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (i), (ii), (iii), (iv) and (v) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income plus commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and Hedging Obligations; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) (i) Transaction Expenses and (ii) transaction fees, costs and expenses (including rationalization, legal, tax and structuring fees, costs and expenses) incurred in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Indenture, including any Equity Offering, Permitted Investment, Restricted Payments, acquisitions, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties) or similar transactions or any Qualifying IPO, including (x) such fees, expenses or charges related to the offering of the Securities and the Senior Credit Facilities, (y) any amendment or other modification of the Securities and the Senior Credit Facilities and (z) commissions, discounts, yield and other fees and charges (including any interest expense related to any Receivables Facility), in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings (including sourcing), operating expense reductions, operating improvements, product margin synergies and product cost and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, restructuring costs (including those related to tax restructurings), charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs, the opening, closure, relocation and/or consolidation of facilities and plants, unused warehouse space costs, costs related to entry into new markets, unused warehouse space costs, and consulting and other professional fees, signing or retention costs, retention or completion charges or bonuses, relocation expenses, severance payments, curtailments and modifications to or losses on settlement of pension and post-retirement employee benefit plans, excess pension charges, contract termination costs, future lease commitments, new system design and implementation costs and project startup costs and expenses attributable to the implementation of cost savings initiatives and professional and consulting fees incurred in connection with any of the foregoing); plus

(f) any other non-cash charges or losses, including (i) any write offs or write downs, (ii) the vesting of warrants and stock options and other equity based awards compensation, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method (other than to the extent funded with cash) and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Permitted Holders or other persons with a similar interest in the Company or its direct or indirect parent companies to the extent otherwise permitted under Section 4.07 and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(i) expected cost savings (including sourcing), operating expense reductions, other operating improvements and expense reductions and product margin synergies and product cost and other synergies projected by the Company in good faith to be realized as a result of (i) the Transactions and (ii) specified actions taken or to be taken by the Company or any of its Restricted Subsidiaries (calculated on a pro forma basis as though such cost savings, operating improvements and expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating improvements and expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings, expense reductions, operating improvements and synergies are reasonably identifiable and factually supportable and are reasonably anticipated to be realized within 24 months after the change, acquisition or disposition that is expected to result in such cost savings, expense reductions, or operating improvements and other synergies (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) (i) any charges, costs, expenses, accruals or reserves incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan or other long-term or post-employment benefit, any stock subscription or shareholder agreement or any distributor equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements, (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of the Company, any direct or indirect parent company and/or any of its subsidiaries, in each case to the extent that such charges, costs, expenses, accruals or reserves are funded with cash proceeds contributed to the capital of the Company as a result of capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Stock) of the Company solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.04(a)(3) and (iii) any charges, costs, or expenses incurred in respect of bonus payments pursuant to employee incentive programs (including any bonus plans) that exceed 100% of the total amount projected for such payments; plus

(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(m) earn-out and contingent consideration obligations incurred or accrued in connection with any acquisition or other Permitted Investment and paid or accrued during such period and on similar acquisitions and Permitted Investments completed prior to the Effective Date; plus

(n) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) to (c) above relating to such joint venture corresponding to such Person’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary); plus

(o) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs; plus

(p) at the option of the Company, (A) the excess of GAAP rent expense over actual cash rent paid, including the benefit of lease incentives (in the case of a charge) during such period due to the use of straight line rent or the application of fair value adjustments made as a result of recapitalization or purchase accounting, in each case, for GAAP purposes, (B) the non-cash amortization of tenant allowances and (C) the cash portion of sublease rentals received by such Person; provided that, in each case, if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, such Person may determine not to add back such non-cash charge in the current period; plus

(q) the Consolidated Net Income attributable to the Company based on the percentage ownership of any joint venture that is accounted for under the equity method; plus

(r) the amount of travel expenses, payroll taxes, indemnification payments, director’s fees and any other charges, costs, expenses, accruals or reserves incurred in connection with, or amounts payable to, any director of the board of the Company or its parent entities in connection with such director serving as a member of such board of directors (or similar governing body) and performing his or her duties in respect thereof.

(2) decreased (without duplication) by:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

(b) any net income from disposed or discontinued operations; and

(3) increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of ASC Topic Number 460 (Guarantees).

“Effective Date” means (1) if the Acquisition is consummated on or prior to the Issue Date, the Issue Date and (2) otherwise, the Escrow Release Date.

“EMIT” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company after the Effective Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Company on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.04(a)(3).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (1) EBITDA of such Person and its Restricted Subsidiaries for such period to (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repurchases, redeems, retires or extinguishes any Indebtedness (other than Indebtedness under any revolving credit facility or revolving advances under any Receivables Facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during such applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repurchase, redemption, retirement or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period for which internal financial statements are available; provided, however, that the pro forma calculation shall not give any effect to any Indebtedness incurred on such determination date pursuant to Section 4.03(b).

Notwithstanding anything in this definition to the contrary, when calculating the Consolidated Secured Debt Ratio, the Consolidated Total Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, in connection with the financing of an acquisition, the date of determination of such ratio and of any default or event of default blocker shall, at the option of the Company, be the date the definitive agreements for such acquisition are entered into and such ratios shall be calculated on a pro forma basis after giving effect to such acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds therefrom) as if they had occurred at the beginning of the four quarter reference period and, for the avoidance of doubt, (x) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in EBITDA of the Company or the target company) at or prior to the consummation of the relevant acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations for the purpose of determining whether such acquisition is permitted hereunder and (y) such ratios shall not be tested at the time of consummation of such acquisition or related transactions; provided, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transaction shall be deemed to have occurred on the date the definitive agreements are entered into and will be deemed outstanding thereafter for purposes of calculating any ratios under this Indenture after the date of such agreement and before consummation of the acquisition. For the avoidance of doubt, for purposes of determining the amount available for Restricted Payments under clause (2) or (3)(A) of Section 4.04(a) or clause (ii), (vi) and (xviii) of Section 4.04(b), Consolidated Net Income shall not include any Consolidated Net Income of or attributable to the target company or assets acquired unless and until the closing of such acquisition shall have occurred.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers (including the Transactions), consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes that the Company or any of its Restricted Subsidiaries has determined to make (solely with respect to operational changes) or has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers, consolidations, discontinued operations and operational changes (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition (including the Transactions), disposition, amalgamation, merger, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include (to the extent not already included in EBITDA), (a) cost savings (including sourcing), operating expense reductions and other operating improvements or synergies resulting from such Investment, acquisition, disposition, amalgamation, merger, consolidation (including the Transactions), discontinued operation or operational change, which is being given pro forma effect that have been or are expected to be realized and reasonably identifiable and factually supportable and are reasonably anticipated to be realized within 24 months after the change, acquisition or disposition that is expected to result in such cost savings, expense reductions, or operating improvements and other synergies and (b) adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 2 (including, with respect to any period ending prior to, or including, the Effective Date, the adjustments set forth in the line items captioned “estimated standalone costs,” “Aroma contract adjustment” and “Silica contract adjustment,” which adjustments shall reflect the amounts set forth in such line items in the Offering Circular) to “Offering Circular Summary—Summary Historical and Unaudited Pro Forma Condensed Financial Information” in the Offering Circular). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such indebtedness during the applicable period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with GAAP.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except for any reports required to be delivered under Section 4.02, which shall be prepared in accordance with GAAP in effect on the date thereof. At any time after the Issue Date, the Company may irrevocably elect to apply IFRS accounting principles in lieu of GAAP, and upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS pursuant to the previous sentence.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Securities pursuant to Article 10.

“Guarantor” means each Person that Guarantees the Securities in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies (including, for the avoidance of doubt, under all “Hedging Obligations” as defined in the Senior Credit Facilities).

“Holder” means the Person in whose name a Security is registered in the Securities Register.

“Holdings” means Eco Services Group Holdings LLC.

“IFRS” means international accounting standards within the meaning of International Accounting Standards Regulation 1606/2002, as in effect from time to time, to the extent relevant to the applicable financial statements.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable and (iii) any such obligations under ERISA or liabilities associated with customer prepayments; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and (2) deferred or prepaid revenues.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Jefferies LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc.

“Intermediate Holdings” means Eco Services Intermediate Holdings LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities or instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, managers, distributors, consultants and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs, but giving effect to any repayments thereof in the form of loans and any return on capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of such Investment). For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Investors” means CCMP Capital Advisors, LLC and their Affiliates but not including, however, any of their operating portfolio companies.

“Issue Date” means October 24, 2014.

“Issuers” means the parties named as such in the Preamble to this Indenture and successors thereto.

“Legal Holiday” means a Saturday, a Sunday or any other day on which commercial banking institutions are not required by law, regulation or executive order to be open in the State of New York or in the State at the place of payment. If a payment date at a place of payment is on a Legal Holiday, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Investors” means the officers, directors, managers, employees and other members of the management of the Company, any direct or indirect parent company of the Company and/or any Subsidiary of Holdings.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash

Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including pursuant to any tax sharing or tax distribution arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by Section 4.06(b)(i)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnification, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Circular” means the Offering Circular relating to the offering of the Original Securities dated October 9, 2014.

“Officer” means the Chairman of the Board of Managers, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of an Issuer.

“Officer’s Certificate” means, with respect to an Issuer, a certificate signed by an Officer of such Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers.

“Parent Company” means any Person so long as such Person directly or indirectly owns at least 80.0% of the total voting power of the Capital Stock of the Company, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holders), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of such Person.

“Paying Agent” means an office or agency maintained by the Issuers pursuant to the terms of this Indenture, where Securities may be presented for payment.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Holders” means (i) each of the Investors, (ii) each of the Management Investors and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.08 (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with Section 4.08) shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any of its Restricted Subsidiaries in a Person (including in the Equity Interests of such Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.06(a) or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Effective Date and any extension, modification, replacement, renewal or reinvestments of any such Investments existing or committed on the Effective Date (other than reimbursements of Investments in the Company or any Subsidiary); provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or commitment as in existence on the Effective Date or (y) as otherwise permitted under this Indenture;

(6) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable;

(b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; or

(d) in settlement of debts created in the ordinary course of business;

(7) Hedging Obligations permitted under clause (x) of Section 4.03(b);

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 5.0% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(10) guarantees (including Guarantees) of Indebtedness permitted under Section 4.03, performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 4.12, including, without limitation, any guarantee or other obligation issued or incurred under the Senior Credit Facilities in connection with any letter of credit issued for the account of the Company or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (v) and (viii) thereof);

(12) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed the greater of (x) $50.0 million and (y) 5.0% of Consolidated Total Assets (with the fair market value of each investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Company, are necessary or advisable to effect any Receivables Facility;

(15) loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, managers, consultants or independent contractors and members of management of the Company (or their respective immediate family members), any of its Subsidiaries or any direct or indirect parent of the Company not in excess of $5.0 million outstanding at any one time, in the aggregate (calculated without regard to write-downs or write-offs thereof);

(16) loans and advances to present or former officers, directors, employees, consultants, managers, members of management and independent contractors of payroll payments or other compensation and for travel, moving, entertainment and other similar expenses, drawing accounts and similar expenditures, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof;

(17) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(18) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course;

(19) Investments in any Subsidiary or any joint venture as required by, or made pursuant to, intercompany cash management arrangements, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements or related activities arising in the ordinary course of business;

(20) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(21) Investments in joint ventures in an aggregate amount not to exceed $20.0 million outstanding at any one time;

(22) the Securities and the related Guarantees;

(23) guarantees of leases (other than capital leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business; and

(24) Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Company or any Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) (a) (i) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation or regulations, health, disability or other employee benefits or property and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, liability or other insurance to the Company and its Subsidiaries; or (b) Liens, pledges and deposits in connection with bids, tenders, contracts (other than for Indebtedness for borrowed money) or leases, statutory obligations, surety, stay, customs, bid and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, performance and completion guarantees and other obligations of a like nature (including letters of credit in lieu of any such items or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items described in this clause (1);

(2) Liens imposed by law, such as landlord’s, banks’, carriers’, warehousemen’s, workmen’s, materialmen’s, repairmen’s, construction and mechanics’ Liens, (i) for sums not yet overdue for a period of more than 30 days, (ii) being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(3) Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 30 days, (ii) which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, (iii) for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iv) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Effective Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (iv), (xii)(b), (xiv)(y), (xviii) or (xxvi) of Section 4.03(b); provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock to be Incurred pursuant to Section 4.03(b)(iv) or (xxvi) are limited to the assets financed with such Indebtedness, Disqualified Stock or Preferred Stock and any replacements thereof, additions and accessions thereto and the proceeds and products thereof and related property and (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (xviii) extend only to the assets of non-Guarantor Subsidiaries;

(7) Liens existing on the Effective Date;

(8) Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(9) Liens existing on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations and in respect of Cash Management Services so long as the related Indebtedness is permitted to be incurred under this Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit or bankers’ acceptances, a bank guarantee or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses, grants or permits (including with respect to intellectual property and software) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases or accounts in connection with any transaction otherwise permitted under this Indenture;

(15) Liens in favor of the Issuers or any Guarantor;

(16) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s or its Subsidiaries’ customers;

(17) (a) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility and (b) Liens on assets sold or transferred or purported to be sold or transferred to a Receivables Subsidiary in connection with a Receivables Facility and the proceeds of such assets;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (other than the proceeds and products thereof, accessions thereto and improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any accrued interest and fees (including original issue discount, upfront fees or similar fees) and expenses, including premiums (including tender premiums), related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(f) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under Section 4.03; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens that are contractual rights of set-off relating to (i) the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries; (iii) purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business; or (iv) commodity trading or other brokerage accounts incurred in the ordinary course of business;

(26) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(27) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(28) restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

(29) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(30) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(32) [reserved];

(33) (i) customary transfer restrictions and purchase options in joint venture and similar agreements, (ii) Liens on Equity Interests in joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (iii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries entered into in the ordinary course of business;

(34) (i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(35) Liens on the assets of non-Guarantor Subsidiaries of the Company securing Indebtedness permitted to be incurred by non-Guarantor Subsidiaries under this Indenture;

(36) other Liens securing obligations not to exceed the greater of (x) $15.0 million and (y) 1.5% of Consolidated Total Assets, at any one time outstanding;

(37) Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances in the ordinary course of business, provided that such Liens attach only to the documents and goods covered thereby and proceeds thereof; and

(38) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under Section 4.03; provided that, with respect to Liens securing Obligations permitted under this clause (38), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio of the Company and its Restricted Subsidiaries would be no greater than 4.75 to 1.0.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a

Lien could be classified as secured in part pursuant to clause (38) above (giving effect to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (38) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Qualifying IPO” means the issuance and sale by any direct or indirect parent company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement (whether alone or in connection with a secondary public offering) pursuant to which the net proceeds are received by any direct or indirect parent company and contributed to the Company or any Restricted Subsidiary.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of the Company or any Restricted Subsidiary in and to real property (including, but not limited to, land, improvements and fixtures thereon) of such Person.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are limited-recourse (except for Securitization Undertakings made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a

Receivables Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary, in each case, with the same or different arrangements, agents, lenders, borrowers or issuer and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including the Co-Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities” has the meaning given to such term in the Preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be required by a seller or servicer (or parent of such seller or servicer) in a Receivables Facility.

“Security Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.04 hereof.

“Senior Credit Facilities” means (1) the credit agreement, dated as of the Effective Date, among the Issuers, the other borrowers and guarantors party thereto, the subsidiaries of the Company party thereto from time to time, the lenders party thereto from time to time in their capacities as lenders thereunder and Credit Suisse AG, as administrative agent for the lenders including one or more debt facilities or other financing arrangements (including, without limitation, indentures) providing for term loans, revolving loans or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility and (2) whether or not the credit agreement referred to in clause (1) remain outstanding, if designated by the Company to be included in the definition of “Senior Credit Facilities,” one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrower from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different arrangements, agents, lenders, borrowers or issuer and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Effective Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Effective Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto.

“Solvay” means Solvay USA Inc.

“Sponsor Management Agreement” means that certain management agreement, entered into as of the Effective Date, by and among the Company, on the one hand, and the Investors and/or one or more of their Affiliates, on the other hand.

“Subordinated Indebtedness” means, with respect to the Securities, (1) any Indebtedness of either Issuer which is by its terms subordinated in right of payment to the Securities, and (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Securities.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Guarantors” means each Restricted Subsidiary that provides a Guarantee of the Securities.

“Transaction Agreement” means the asset purchase agreement by and between Eco Acquisition LLC and Solvay USA Inc., dated as of July 30, 2014, as in effect on the Issue Date, including all exhibits and disclosure schedules thereto.

“Transaction Expenses” means any fees, premiums, expenses, costs or charges (including original issue discount or upfront fees) incurred or paid by the Company or its Subsidiaries in connection with the Transactions or any related restructuring transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options and/or restricted stock, fees and expenses payable pursuant to the Transition Services Agreement and charges or expenses relating to the repayment of existing Indebtedness.

“Transactions” means the transactions contemplated by the Transaction Agreement, the issuance of the Securities, borrowings under the Senior Credit Facilities, restructuring transactions contemplated by or necessary to effect the Transactions contemplated by the Transaction Agreement and other actions described under “The Transactions” in the Offering Circular.

“Transition Services Agreement” means that certain transition services agreement entered into as of the Effective Date by and between the Company and Solvay USA Inc.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date or, in the case of a satisfaction and discharge or defeasance, that has become publicly available as of two Business Days before the Issuers deposit funds required under this Indenture with the Trustee (or, if such Statistical Release is no longer published, any publicly available source of similar market data))

most nearly equal to the period from the Redemption Date to November 1, 2017; provided, however, that if the period from the Redemption Date to November 1, 2017 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trust Officer” means when used with respect to the Trustee, any officer assigned to the Corporate Trust division (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for purposes of Section 7.01(c)(ii) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2) such designation complies with Section 4.04; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors (or similar governing body) of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or similar governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.06(b)
“Affiliate Transaction”	4.07
“Appendix”	2.01
“Asset Sale Offer”	4.06(b)
“Authentication Order”	2.03

Term	Defined in Section
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(b)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(c)
“Covenant Suspension Event”	4.14(a)
“Definitive Security”	Appendix A
“Depository”	Appendix A
“DTC”	1.05(h)
“Escrow Account”	4.15(a)
“Escrow Agent”	4.15(a)
“Escrow Agreement”	4.15(a)
“Escrow Letter of Credit”	4.15(a)
“Escrow Release Date”	4.15(b)
“Escrow Termination Date”	3.09
“Escrowed Property”	4.15(a)
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	Appendix A
“incorporated provision”	11.01
“incur”	4.03(a)
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01(c)
“Original Securities”	Preamble
“Pari Passu Indebtedness”	4.06(b)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)(viii)
“Refunding Capital Stock”	[4].[04](b)(ii)(A)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Permanent Global Security”	Appendix A
“Regulation S Temporary Global Security”	Appendix A
“Regulation S Securities”	Appendix A
“Release”	4.15(b)
“Restricted Payments”	4.04(a)

Term	Defined in Section
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Reversion Date”	4.14(a)
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Rule 501”	Appendix A
“Second Commitment”	4.06(b)
“Securities Custodian”	Appendix A
“Special Mandatory Redemption”	Exhibit A
“Successor Co-Issuer	5.01(b)
“Successor Company”	5.01(a)
“Successor Person”	5.01(c)
“Suspended Covenants”	4.14(a)
“Suspension Period”	4.14(a)
“Transfer Restricted Securities”	Appendix A
“Treasury Capital Stock”	4.04(b)
“Unrestricted Definitive Security”	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture expressly refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“Obligor” on the securities and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Securities and the Guarantees, respectively.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, and senior Indebtedness shall not be deemed to be subordinate or junior to any other senior Indebtedness merely by virtue of its junior priority with respect to the same collateral;

(g) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(h) “consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment;

(i) “will” shall be interpreted to express a command;

(j) provisions apply to successive events and transactions;

(k) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(l) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(m) references to sections of, or rules under the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(n) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

SECTION 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuers may, at their option in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but the Issuers shall have no obligation to do so.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including the Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary may provide its proxy to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

(h) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by The Depository Trust Company (“DTC”) entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Amount of Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is $200,000,000.

The Issuers may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08, 4.08(c) or Appendix A (the “Appendix”)), there shall be (a) established in or pursuant to a resolution of the board of directors (or similar governing body) of the Issuers and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate of the Issuers or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(3) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the board of directors (or similar governing body) of the Issuers, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Issuers or the indenture supplemental hereto setting forth the terms of the Additional Securities.

The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if any Additional Securities are not fungible with the original notes for U.S. federal income tax purposes, such Additional Securities will have a separate CUSIP number.

SECTION 2.02 Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Original Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (an “Authentication Order”) (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $200,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess of $2,000.

One Officer of each Issuer shall sign the Securities for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04 Registrar and Paying Agent.

(a) The Issuers shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) a Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuers initially appoint the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities. The Issuers initially appoint DTC to act as Depositary with respect to the Global Securities.

(b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any of their domestically organized Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee and without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05 Paying Agent to Hold Money in Trust. One Business Day prior to or on each due date of the principal of and interest on any Security, the Issuers shall deposit with a Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. If any Issuer or a Wholly-Owned Subsidiary of any Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.06 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor of this Indenture are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of any Securities (i) selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) (ii) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Issuers, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuers to protect the Issuers, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or any date of purchase pursuant to an offer to purchase money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, maturing or purchased, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the

Issuers shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11 Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee). The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12 Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment and shall promptly send or cause to be sent to each affected Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13 CUSIP Numbers, ISINs, etc. The Issuers in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14 Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate of the Issuers.

ARTICLE 3

REDEMPTION

SECTION 3.01 Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the Securities, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but excluding, the redemption date.

SECTION 3.02 Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03 Notices to Trustee. If the Issuers elect to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, they shall notify the Trustee in writing of (i) the paragraph or subparagraph of such Security and the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuers shall give notice to the Trustee provided for in this Section 3.03 at least 30 days but not more than 60 days before a redemption date, unless (i) a shorter period is acceptable to the Trustee or (ii) the redemption is occurring pursuant to the Special Mandatory Redemption provision of Paragraph 5 of the Securities, in which case, notice shall be provided not less than five (5) Business Days prior to the redemption date, provided, notice may be given more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01. Such notice shall be accompanied by an Officer’s Certificate from the Issuers to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time by written notice to the Trustee prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04 Selection of Securities to Be Redeemed. In the case of any partial redemption, the Trustee shall select the Securities to be redeemed by lot and otherwise in accordance with the customary procedures of the relevant Depositary; provided that the required denominations are maintained and Securities of $2,000 or less shall not be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them that the Trustee selects shall be in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers as soon as practicable of the Securities or portions of Securities to be redeemed.

After the redemption date, upon surrender of the Security to be redeemed in part only, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Securities upon cancellation of the original Security (or appropriate book entries shall be made to reflect such partial redemption).

SECTION 3.05 Notice of Optional Redemption.

(a) At least 30 days but not more than 60 days before a redemption date pursuant to the optional redemption provisions of Paragraph 5 of the Security, the Issuers shall mail or cause to be mailed by first-class mail (or otherwise delivered in accordance with the procedures of DTC) a notice of redemption to each Holder whose Securities are to be redeemed (except that such notice of redemption may be mailed (or otherwise delivered in accordance with the procedures of DTC) (i) more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01 or (ii) at least five (5) Business Days prior to the redemption date if the redemption is occurring pursuant to the Special Mandatory Redemption provision set forth in Paragraph 5 of the Securities).

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued and unpaid interest to the redemption date; provided that in connection with a redemption under Paragraph 5(a) of the Security, the initial notice need not set forth the redemption price but only the manner of calculation thereof;

(iii) the paragraph or subparagraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(iv) the name and address of the Paying Agent;

(v) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(vi) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vii) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(viii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(ix) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b) At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section at least 15 days (or such shorter period as shall be acceptable to the Trustee, which in the case of a redemption related to a Special Mandatory Redemption set forth in Paragraph 5 of the Securities, shall be at least one Business Day prior to the date the notice of redemption is required to be delivered to the Holders) prior to the date such notice is to be provided to Holders.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in Paragraph 5(d) of the “Optional Redemption” provisions of the Security. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07 Deposit of Redemption Price. With respect to any Securities, one Business Day prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if any Issuer or a Wholly-Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture or applicable law.

SECTION 3.08 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered; provided that each new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02 Reports and Other Information.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, from and after the Effective Date the Company shall furnish to the Holders and the Trustee: (i)(x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Company, if the Company were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (y) with respect to the annual and quarterly information, a presentation of Adjusted EBITDA of the Company (the foregoing financial information to be prepared on a basis substantially consistent with the presentation of non¬GAAP financial measures included in the Offering Circular); and (z) with respect to the annual financial statements only, a report on the annual financial statements by the Company’s independent registered public accounting firm; it being understood that the Company shall not be required to include, except as otherwise provided in this Section 4.02(a), any other adjustment that would be required by any SEC rule, regulation or interpretation, including but not limited to any “push down” accounting adjustment; and (ii) all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.0 1, 1.02, 1.03, 2.01, 2.03, 2.04, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c)(1) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K other than financial statements and pro forma financial information required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K) to the extent available (as determined by the Company in good faith, which determination shall be conclusive)) if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial position or prospects of the Company and its Restricted Subsidiaries, taken as a whole, and the Company may omit from such disclosure any terms of such event if the Company determines in its good faith judgment that disclosure of such terms would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of the Company and its Restricted Subsidiaries, taken as a whole; provided, that such non-disclosure shall be limited only to those specific provisions that would cause material competitive harm and not the occurrence of the event itself; provided, further, that no such current report will be required to include a summary of the terms of any employment or compensatory arrangement agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer of the Company (or any of its Subsidiaries).

(b) All such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate; provided that the annual report for the fiscal year ending December 31, 2014 shall be furnished within 135 days after the end of the fiscal year to which it relates and the quarterly report for the first fiscal quarter ending after the Effective Date (commencing with the quarter ended March 31, 2015) shall be furnished within 75 days after the end of the fiscal quarter to which it relates. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act. The Company agrees to use its commercially reasonable efforts to obtain internal financial accounting data for the Eco Services business for the quarter ended September 30, 2014 from Solvay in whatever format Solvay is able to provide no later than 75 days after the end of such quarter. If, and only if, Solvay provides such information to the Company, such data shall be provided to the Holders.

(c) Notwithstanding the foregoing, (a) the Company will not be required to furnish any information, certificates or reports required by (i) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein or (iii) Rule 3-05, 3-09 and 3-10 of Regulation S-X, (b) such reports shall not be required to present compensation or beneficial ownership information and (c) such reports shall not be required to include any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K (except this clause (c) shall not apply to any annual, quarterly or pro forma financial statements otherwise expressly required to be provided under this Section 4.02).

(d) The Company shall (x) deliver such information and such reports (as well as the details regarding the conference call described below) to any Holder and, upon request, to any beneficial owner of the Securities, in each case by posting such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any prospective investor in the Securities that certifies to the reasonable satisfaction of the Company that it is an eligible purchaser of the Securities, any securities analyst (to the extent providing analysis of investment in the Securities) or any market maker in the Securities, in each case (i) who agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password protected online data system which will require a confidentiality acknowledgment; provided that the Company shall post such information thereon and make readily available any password or other login information to any such prospective investor in the Securities, any such securities analyst (to the extent providing analysis of investment in the Securities) or any such market maker in the Securities or (y) otherwise provide substantially comparable availability of such reports (as determined by the Company in good faith) (it being understood that, without limitation, making such reports available on Bloomberg or another private electronic information service shall constitute substantially comparable availability). The Company will hold a quarterly conference call for all Holders and securities analysts (to the extent providing analysis of investment in the Securities) to discuss such financial information promptly after distribution of such financial information.

(e) To the extent not satisfied by the foregoing, the Company will also furnish to Holders, securities analysts (to the extent providing analysis of investment in the Securities) and prospective investors in the Securities upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Securities are not freely transferable under the Securities Act.

(f) If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the annual and quarterly information required by clause (i) of Section 4.02(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(g) Notwithstanding the foregoing, the financial statements, information and other documents required to be provided as described above, may be those of (i) Holdings or Intermediate Holdings or (ii) any other direct or indirect parent of the Company; provided that, if the financial information so furnished relates to such direct or indirect parent of the Company, the same is accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company on a standalone basis, on the other hand.

(h) The Company will be deemed to have furnished the reports referred to in Section 4.02(a) if the Company, Holdings or any direct or indirect parent has filed reports containing such information with the SEC.

(i) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate of the Company with respect thereto). The Trustee will have no responsibility whatsoever to monitor whether such filing or posting has occurred or the timeliness of such filing or posting.

SECTION 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional

Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors under this Section 4.03(a) shall not exceed, in the aggregate, the greater of (x) $50.0 million and (y) 5.0% of Consolidated Total Assets at any one time outstanding.

(b) Section 4.03(a) shall not apply to:

(i) Indebtedness incurred pursuant to Credit Facilities by the Company or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (i) and then outstanding does not exceed $680.0 million plus (ii) an additional amount of Secured Indebtedness if, after giving pro forma effect to the incurrence of such additional amount of Secured Indebtedness (calculated as if any additional amount were fully drawn on the effective date thereof and any additional amount incurred under this clause (i) being deemed Secured Indebtedness for purposes of making the determination hereunder) the Consolidated Secured Debt Ratio of the Company and its Restricted Subsidiaries is equal to or less than 4.75:1.00;

(ii) the incurrence by the Issuers and any Guarantor of Indebtedness represented by the Securities (including any Guarantee) (other than any Additional Securities);

(iii) Indebtedness of the Company and its Restricted Subsidiaries in existence, or pursuant to commitments existing, on the Effective Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv) (x) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock issued by the Company or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease, replacement or improvement of property (real or personal) or equipment, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (y) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (iv); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (x) and (y) of this clause (iv) does not exceed the greater of (A) $50.0 million and (B) 5.0% of Consolidated Total Assets at any one time outstanding;

(v) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees or similar instruments supporting trade payables, bankers acceptances, warehouse receipts or similar facilities issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance (including premiums related thereto) or other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(vi) Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with an acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Company or any Restricted Subsidiary pursuant to any such agreement;

(vii) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Securities within 90 days of the incurrence of such Indebtedness; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Securities of such Guarantor within 90 days of the incurrence of such Indebtedness; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (viii);

(ix) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (ix);

(x) (A) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk; and (B) Indebtedness in respect of any Bank Products or Cash Management Services provided by any agent or lender party to a Senior Credit Facility or any affiliate of such agent or lender (or any Person that was an agent or lender or an affiliate of an agent or lender at the time the applicable agreement pursuant to which such Bank Products or Cash Management Services are provided was entered into) in the ordinary course of business;

(xi) obligations (including reimbursement obligations with respect to guaranties, letters of credit, bank guarantees or other similar instruments) in respect of tenders, statutory obligations, leases, governmental contracts, trade contracts, stay, performance, bid, customs, appeal and surety bonds and performance and/or return of money bonds and completion guarantees or other obligations of a like nature provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry practices;

(xii) (a) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Company since immediately after the Effective Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with Sections 4.04(a)(3)(B) and (C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (xii)(b), does not at any one time outstanding exceed the greater of (x) $60.0 million and (y) 6.0% of Consolidated Total Assets (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xii) shall cease to be deemed incurred, issued or outstanding for purposes of this clause (xii) but shall be deemed incurred or issued for the purposes of Section 4.03(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under Section 4.03(a) without reliance on this clause (xii));

(xiii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness or issuance of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred (including any existing commitments unutilized thereunder) or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (ii), (iii) and (xii)(a) above, this clause (xiii) and clause (xiv) below of this Section 4.03(b) or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance or renew such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or

Disqualified Stock or Preferred Stock issued to pay accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses (including original issue discount, upfront fees or similar fees) in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred or issued which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness);

(2) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (x) Indebtedness subordinated to or pari passu with the Securities or any Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the Securities or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(3) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company, (y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor, or (z) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided, further, that subclause (1) of this clause (xiii) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness outstanding under a Senior Credit Facility;

(xiv) (x) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition, merger, consolidation or amalgamation or (y) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into or amalgamated or consolidated with or into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture or that is assumed by the Company or any Restricted Subsidiary in connection with such acquisition, which with respect to this clause (y) is not incurred by such Persons in connection with, or in anticipation of, such acquisition, merger, amalgamation or consolidation; provided that, in the case of each of clauses (x) and (y), after giving effect to such acquisition, merger, amalgamation or consolidation, either:

(1) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(xv) Indebtedness (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (2) Indebtedness in respect of any commercial credit cards, stored value cards, purchasing cards, treasury management, check drawing and automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items, interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management), dealer incentive, supplier finance or similar programs, current account facilities, employee credit card programs, overdraft facilities, foreign exchange facilities, payment facilities and, in each case, similar arrangements and cash management arrangements entered into in the ordinary course of business;

(xvi) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to a Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xvii) (1) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture or (2) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided that such guarantee is incurred in accordance with Section 4.11;

(xviii) Indebtedness of non-Guarantor Subsidiaries of the Company incurred not to exceed, together with any other Indebtedness incurred under this clause (xviii) at any one time outstanding, the greater of (x) $40.0 million and (y) 4.0% of Consolidated Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (xviii) shall cease to be deemed incurred or outstanding for purposes of this clause (xviii) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which the applicable non-Guarantor Subsidiary could have incurred such Indebtedness under Section 4.03(a) without reliance on this clause (xviii);

(xix) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (1) the financing of insurance premiums, (2) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business and/or (3) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(xx) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to any stockholders of any direct or indirect parent company or any future, present or former employee, officer, director, member of management, consultant or independent contractor (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing), or any direct or indirect parent thereof, in each case to finance the purchase or redemption of Equity Interests of the Company, a Restricted Subsidiary or any of their direct or indirect parent companies to the extent described in Section 4.04(b)(iv);

(xxi) (1) Indebtedness incurred by a Receivables Subsidiary in a Receivables Facility that is not recourse to the Company or any Restricted Subsidiary other than the Receivables Subsidiary (except for Securitization Undertakings) and (2) to the extent constituting Indebtedness, obligations of the Company or a Restricted Subsidiary as seller or servicer under a Receivables Facility and any guarantee by the Company of such Indebtedness;

(xxii) Indebtedness of the Company or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;

(xxiii) Indebtedness consisting of obligations owing under dealer incentive, supply, license or similar agreements entered into in the ordinary course of business;

(xxiv) Indebtedness representing deferred compensation to directors, officers, employees, members of management, managers or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company incurred in the ordinary course of business and deferred compensation or other similar arrangements in connection with the Transactions or in connection with any Investments or any Restricted Payments permitted pursuant to Section 4.04;

(xxv) Indebtedness in an aggregate principal or face amount at any time outstanding not to exceed $10.0 million in respect of letters of credit, bank guaranties, surety bonds, performance bonds and similar instruments issued for general corporate purposes and denominated in currencies other than dollars, euros or pounds sterling; and

(xxvi) Indebtedness arising in respect of Sale and Lease-Back Transactions not to exceed $30.0 million.

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxvi) above or is entitled to be incurred pursuant to Section 4.03(a), then the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Effective Date shall be treated as incurred on the Effective Date under Section 4.03(b)(i).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class, accretion or amortization of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (plus premium (including tender premiums), fees, defeasance costs, accrued interest and expenses including original issue discount, upfront fees or similar fees) does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Securities or such Subsidiary Guarantor’s Guarantee within 90 days of the incurrence of such Indebtedness to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

For purposes of this Indenture, Indebtedness that is unsecured shall not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and senior indebtedness shall not be deemed to be subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral.

SECTION 4.04 Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or any distribution on account of the Company’s, or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger or consolidation other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation, in each case held by Persons other than the Company or a Restricted Subsidiary;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or a Guarantor, other than (A) Indebtedness permitted under clauses (vii) and (viii) of Section 4.03(b); or (B) the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or

(iv) make any Restricted Investment; (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Effective Date (including Restricted Payments permitted by clauses (i), (vi)(c), (ix) and (xiv) of Section 4.04(b) but excluding all other Restricted Payments permitted by Section 4.04(b) hereof), is less than the sum of (without duplication):

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter of the Company commencing after the Effective Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(B) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company since the Effective Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xii)(a) from the issue or sale of: (i) (A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of: (x) Equity Interests to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company, any direct or indirect parent company of the Company and the Company’s Subsidiaries since the Effective Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 4.04(b) hereof; and (y) Designated Preferred Stock; and (B) to the extent such net cash proceeds or other property are actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 4.04(b) hereof); or (ii) debt of the Company or any Restricted Subsidiary that has been converted into or exchanged for Equity Interests of the Company or its direct or indirect parent companies; provided, however, that this clause (B) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(C) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company following the Effective Date other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xii)(a), (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

(D) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of:

(I) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries, repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries, repayments of loans or advances, releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, return of capital, income, profits and other amounts realized as a return or Investment from any Restricted Investment by the Company or its Restricted Subsidiaries, in each case since the Effective Date (other than in each case to the extent the Restricted Investment was made pursuant to clause (vii) of Section 4.04(b)); or

(II) the sale or other distribution (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (vii) of Section 4.04(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary since the Effective Date; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Effective Date, the fair market value of the Investment of the Company or the Restricted Subsidiary in such Unrestricted Subsidiary (or the assets transferred), as determined by the Company in good faith or, if such fair market value may exceed $20.0 million, by the board of directors (or similar governing body) of the Company, a copy of the resolution of which with respect thereto will be delivered to the Trustee at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (vii) of Section 4.04(b) hereof or to the extent such Investment constituted a Permitted Investment; plus

(F) $30.0 million.

(b) Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or distribution such dividend, distribution or redemption payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice would have been deemed a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Company, any direct or indirect parent of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent any such proceeds are contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(B) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of any Refunding Capital Stock; and

(C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuers) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the principal payment on, redemption, repurchase, defeasance, exchange or other acquisition or retirement of (x) Subordinated Indebtedness of an Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of an Issuer or a Guarantor, as the case may be, or (y) Disqualified Stock of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or a Guarantor, that, in each case, is incurred in compliance with Section 4.03 so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired, any tender premiums, plus any defeasance costs, accrued interest and any fees and expenses (including original issue discount, upfront or similar fees) incurred in connection therewith;

(B) such new Indebtedness is subordinated to the Securities or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value;

(C) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired; and

(D) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time incurred equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired;

(iv) a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement including any Equity Interests rolled over by current or former management of the Company, any of its Subsidiaries or any of its direct or indirect parent companies in connection with the Transactions (and including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition and any tax related thereto); provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $10.0 million in any calendar year (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies after the Effective Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.04(a) hereof; plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Company or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Company or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.04(a) hereof; plus

(B) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries or any of its direct or indirect parent companies after the Effective Date; plus

(C) the amount of any cash bonuses otherwise payable to employees, officers, directors, members of management, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect companies that are foregone in return for receipt of Equity Interests; less

(D) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A), (B) and (C) of this clause (iv);

and provided further that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company, any of the Company’s direct or indirect parent companies or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued or incurred in accordance with Section 4.03 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(vi) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or any of its Restricted Subsidiaries after the Effective Date; (b) the declaration and payment of dividends or distributions to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Effective Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.04(b); provided, however, in the case of each of (a), (b) and (c) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed the sum of (a) $20.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (b) any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided, however, that if any Investment pursuant to this clause (vii) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (vii) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(viii) redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur (a) upon exercise of stock options or warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants or other securities convertible into or exchangeable for Equity Interests and (b) in connection with the withholding portion of the Equity Interests granted or awarded to any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries to pay for the taxes payable by such Persons upon such grant or award;

(ix) declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Effective Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any public offering, other than public offerings with respect to the Company’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(x) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Effective Date;

(xi) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) that are at the time outstanding not to exceed the greater of (x) $40.0 million and (y) 4.0% of Consolidated Total Assets;

(xii) distributions or payments of Receivables Fees;

(xiii) any Restricted Payment used to fund the Transactions (including, after the Effective Date, to satisfy any payment obligations owing under the Transaction Agreement) and the fees and expenses related thereto, including, for the avoidance of doubt, the payment or reimbursement of fees and expenses relating to the Escrow Letter of Credit, or owed to Affiliates (including dividends to any direct or indirect parent company to permit payment by such parent of such amount), in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by Section 4.07;

(xiv) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xv) the declaration and payment of dividends or distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(A) franchise and similar taxes and other fees and expenses required to maintain the corporate existence of or the qualification to do business of the Company, its Subsidiaries or any direct or indirect parent thereof;

(B) customary wages, salary, bonus, severance and other benefits payable to, and indemnitees provided on behalf of current or former officers, directors, employees, members of management, consultants and/or independent contractors of any direct or indirect parent company of the Company and any payroll, social security or similar taxes thereof to the extent such wages, salaries, bonuses, severance, indemnification, obligations and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(C) interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any Restricted Subsidiary and that has been guaranteed by, or is otherwise, considered Indebtedness of, the Company incurred in accordance with Section 4.03;

(D) general corporate operating, legal and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(E) audit and other accounting and reporting expenses at such direct or indirect parent company to the extent relating to the ownership or operations of the Company and/or its Restricted Subsidiaries;

(F) (i) fees and expenses other than to Affiliates of the Company related to any equity or debt offering of such parent company (whether or not successful) and (ii) Public Company Costs;

(G) (i) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent and (ii) consisting of payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Company, any Restricted Subsidiary or any direct or indirect parent company or any of their respective immediate family members;

(H) payments permitted under clause (iii), (iv), (vii), (x) or (xix) of Section 4.07(b); and

(I) payments to finance any Investment permitted to be made pursuant to this Section 4.04; provided that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (ii) such parent shall, promptly following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the Company or a Restricted Subsidiary or (B) the merger, consolidation or amalgamation (to the extent permitted pursuant to Section 5.01) of the Person formed or acquired into the Company or a Restricted Subsidiary in order to consummate such acquisition or Investment in a manner that causes such Investment to be a Permitted Investment, (iii) such direct or indirect parent company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (iv) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to clause (3) of Section 4.04(a) hereof and (v) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of this Section 4.04 (other than pursuant to clause (x) of this Section 4.04(b)) or pursuant to the definition of “Permitted Investments”;

(xvi) the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents) or the proceeds thereof;

(xvii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company, any of its Restricted Subsidiaries or any direct or indirect parent company of the Company;

(xviii) any Restricted Payment if immediately after giving pro forma effect thereto and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries would not have exceeded 4.75:1.00; and

(xix) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (xi), (xvi) and (xviii) of Section 4.04(b) hereof, no Default shall have occurred and be continuing or would occur as a consequence thereof. In determining whether any Restricted Payment is permitted by this Section 4.04, the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (i) through (xix) of Section 4.04(b) or among such categories and the types of Restricted Payments described in Section 4.04(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.04 and provided, further that the Company and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.04 (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this Section 4.04 to which such Restricted Payment or Permitted Investment has been reclassified. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to Section 4.04(a) or clause (vii), (x), (xi) or (xviii) of Section 4.04(b) or pursuant to the definition of “Permitted Investment” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 4.05 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any Guarantor; or

(c) sell, lease or transfer any of its properties or assets to the Company or any Guarantor, except, in each case, for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Effective Date, including pursuant to the Senior Credit Facilities and the related documentation;

(2) this Indenture, the Securities and the related Guarantees;

(3) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property or assets so acquired;

(4) applicable law or any applicable rule, regulation or order or the terms of any license, authorization, concession or permit provided by any Governmental Authority;

(5) any agreement or other instrument of a Person acquired (or assumed in connection with the acquisition of property) by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(6) contracts or agreements for the sale of assets, including any restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.03 and 4.12 that apply solely to the assets securing such Indebtedness and/or the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of non-Guarantor Subsidiaries of the Company permitted to be incurred or issued subsequent to the Effective Date pursuant to the provisions of Section 4.03;

(10) customary provisions in any partnership agreement, limited liability company organizational governance document, joint venture agreement and other similar agreement entered into in the ordinary course of business;

(11) customary provisions contained in leases, subleases, licenses or sublicenses, Equity Interests or asset sale agreements and other similar agreements, in each case, entered into in the ordinary course of business;

(12) any other agreement governing Indebtedness entered into after the Effective Date if (a) such encumbrances and other restrictions are, in the good faith judgment of the Company, no more restrictive in any material respect taken as a whole with respect to the Company or any Restricted Subsidiary than (i) the restrictions contained in this Indenture as of the Effective Date or (ii) those encumbrances and other restrictions that are in effect on the Effective Date with respect to that Restricted Subsidiary or the Company, as applicable pursuant to agreements in effect on the Effective Date, or (b) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors (or similar governing body) of the Company in good faith, to make scheduled payments of cash interest on the Securities when due;

(13) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(14) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is a Guarantor, provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred subsequent to the Effective Date under Section 4.03 and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company, taken as a whole, as determined by the Company in good faith, than the provisions contained in the Senior Credit Facilities as in effect on the Effective Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Company in good faith, to make scheduled payments of cash interest on the Securities when due;

(15) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 4.06 pending the consummation of such sale, transfer, lease or other disposition;

(16) customary restrictions and conditions contained in the document relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 4.05;

(17) restrictions created in connection with any Receivables Facility that in the good faith determination of the Company are necessary or advisable to effect such Receivables Facility;

(18) customary net worth or similar provisions contained in real property leases entered into by the Company or any Subsidiary so long as the Company or such Subsidiary has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of the Company or such Subsidiary to meet its ongoing obligations; and

(19) any encumbrances or restrictions of the type referred to in Sections 4.05(a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (18) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by the Company (such fair market value to be determined on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Securities or the Guarantees, that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents, or by their terms are required to be satisfied for Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $30.0 million and (y) 3.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this Section 4.06(a) and for no other purpose.

(b) Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(i) to repay (a) Obligations under the Senior Credit Facilities and if the Indebtedness repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto; (b) Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by this Indenture, and if the Indebtedness repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto; (c) Obligations under other Indebtedness (other than Subordinated Indebtedness) (and if the Indebtedness repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto), provided that the Issuers shall equally and ratably reduce Obligations under the Securities as provided under paragraph 5 of the Security through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid; or (d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to an Issuer or another Restricted Subsidiary;

(ii) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business; or

(iii) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or other assets that are the subject of such Asset Sale;

provided that, in the case of clauses (ii) and (iii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination (or, if later, 365 days after the receipt of such Net Proceeds); provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an offer to all Holders and, at the option of the Issuers, to any holders of any Indebtedness that is pari passu with the Securities (“Pari Passu Indebtedness”) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Securities and such Pari Passu Indebtedness that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or 100% of the accreted value thereof, if less, plus accrued and unpaid interest, if any, (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceed $25.0 million by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee, or otherwise in accordance with the procedures of DTC.

To the extent that the aggregate amount of Securities and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in this Indenture. If the aggregate principal amount of Securities and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 3.04. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this Section 4.06, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

SECTION 4.07 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the board of directors (or similar governing body) of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate of the Company certifying that such Affiliate Transaction complies with clause (i) above.

(b) Section 4.07(a) shall not apply to the following:

(i) transactions between or among the Company or any of its Restricted Subsidiaries, or an entity that becomes a Restricted Subsidiary as a result of such transaction, and any merger, consolidation or amalgamation of the Company and any direct or indirect parent of the Company; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and Capital Stock of the Company (or a parent company thereof) and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Investments constituting Permitted Investments;

(iii) (A) the payment of management, consulting, monitoring, transaction, oversight, advisory, termination and similar fees and related indemnities and expenses pursuant to the Sponsor Management Agreement as in effect on the Effective Date, and any transaction, agreement or arrangement described in the Offering Circular and, in each case, any amendment thereto or replacement thereof so long as any such amendment or replacement is not disadvantageous in any material respect, in the good faith judgment of the Company, to the Holders of the Securities when taken as a whole as compared to the Sponsor Management Agreement in effect on the Effective Date (it being understood that any amendment thereto or replacement thereof to increase any fees or other compensation payable or implement new fees or compensation payable pursuant to such Sponsor Management Agreement would be deemed to be materially disadvantageous to the Holders) and (B) the payment of all indemnities and expenses owed to any Investors and each of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (A) and (B) whether currently due or paid in respect of accruals from prior periods;

(iv) the payment of customary fees, reasonable out-of-pocket costs to and reimbursement of expenses and compensation paid to, and indemnities provided on behalf of or for the benefit of, future, present or former employees, officers, members of the board of directors (or similar governing body), members of management, managers, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company, any of its direct or indirect parent companies or any of its subsidiaries;

(v) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(vi) any agreement as in effect as of the Effective Date, or any amendment, modification or extension thereof (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Effective Date as determined in good faith by the Company) or any transaction contemplated thereby;

(vii) the existence of, or the performance by the Company, any of its Restricted Subsidiaries or any direct or indirect parent of the Company of its obligations under the terms of, any stockholders or principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Effective Date and any transaction, agreement or arrangement described in the Offering Circular and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing transaction, agreement or arrangement or any similar transaction, agreement or arrangement entered into after the Effective Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Effective Date as determined in good faith by the Company;

(viii) (A) transactions with customers, clients, suppliers, joint ventures, contractors, or purchasers or sellers of goods or services or providers of employees or other labor, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the board of directors (or similar governing body) of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party on an arm’s-length basis or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice;

(ix) the issuance of Equity Interests (other than Disqualified Stock or Preferred Stock) of the Company or a Restricted Subsidiary to any person and the granting and performance of customary registration rights;

(x) payments by the Company or any of its Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors (or similar governing body) of the Company in good faith or are otherwise permitted by this Indenture;

(xi) (A) payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and collective bargaining agreements, employment agreements, severance arrangements, compensatory (including profit sharing) arrangements, stock option plans, benefit plan, health, disability or similar insurance plan and other similar arrangements with such employees, officers, directors, managers, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) and (B) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with future, present or former employees, officers, directors, members of management, consultants or independent contractors and (C) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or similar governing body) of any direct or indirect parent company or of the Company or any Restricted Subsidiary;

(xii) the Transactions and the payment of all fees and expenses related to the Transactions, including the Transaction Expenses, payment or reimbursement of fees and expenses related to the Escrow Letter of Credit and payments made to satisfy any payment obligations under the Transaction Agreement after the Effective Date;

(xiii) any transaction effected as part of a Receivables Facility;

(xiv) any contribution to the capital of the Company or any Restricted Subsidiary;

(xv) transactions permitted by, and complying with, the provisions of Section 5.01 solely for the purpose of (A) reorganizing to facilitate any initial public offering of securities of the Company or any direct or indirect parent company of the Company, (B) forming a holding company, or (C) reincorporating the Company in a new jurisdiction;

(xvi) between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xvii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors (or similar governing body) of the Company or any direct or indirect parent company of the Company or a Subsidiary of the Company, as appropriate, in good faith;

(xviii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xix) payments by the Company and its Restricted Subsidiaries pursuant to tax sharing, tax distribution or similar arrangements among any direct or indirect parent of the Company and its Subsidiaries on customary terms;

(xx) investments by the Investors in securities of the Company or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as the investment is being generally offered to other investors on the same or more favorable terms;

(xxi) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(xxii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xxiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business; and

(xxiv) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement.

SECTION 4.08 Change of Control.

(a) Upon the occurrence of a Change of Control after the Effective Date, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the outstanding Securities as described under paragraph 5 of the Security, the Issuers will make an offer to purchase all of the Securities pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record of the Securities at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.

(b) Within 30 days following any Change of Control occurring after the Effective Date, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Securities to the registered address of such Holder or otherwise electronically in accordance with the procedures of DTC, with the following information:

(i) that a Change of Control Offer is being made pursuant to this Section 4.08, and that all Securities properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, subject to the right of Holders of record of the Securities at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date;

(ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”);

(iii) that any Security not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Issuers default in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;

(vi) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their tendered Securities and their election to require the Issuers to purchase such Securities, provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Securities is withdrawing its tendered Securities and its election to have such Securities purchased; and

(viii) the other instructions, as determined by the Issuers, consistent with this Section 4.08, that a Holder must follow.

Securities repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and cancelled at the option of the Issuers. Securities purchased by a third party pursuant to the preceding paragraph will have the status of Securities issued and outstanding.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is sent in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Securities as to all other Holders that properly received such notice without defect.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuers of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(c) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officer’s Certificate of the Issuers to the Trustee stating that such Securities or portions thereof have been tendered to and purchased by the Issuers.

(d) The Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described in Section 4.08(d), purchase all of the Securities validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date.

(f) Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.04, 3.07 and 3.08 hereof.

SECTION 4.09 Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on or about December 31, 2014, a certificate (the signer of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuers) stating that in the course of the performance by the signer of the signer’s duties as an Officer of the Issuers the signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If the signer knows of any such Default, the certificate shall describe such Default. The Issuers also shall comply with Section 314(a)(4) of the Trust Indenture Act.

SECTION 4.10 Further Instruments and Acts. The Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11 Future Subsidiary Guarantors. The Company shall not permit any of its Restricted Subsidiaries to guarantee or otherwise incur any Indebtedness under the Senior Credit Facilities unless such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, providing for a Guarantee by such Restricted Subsidiary of the Securities.

Notwithstanding the foregoing, each such Guarantee may be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Each Guarantee shall be released in accordance with Section 10.03.

SECTION 4.12 Liens. The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Company or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(i) in the case of Liens securing Subordinated Indebtedness, the Securities and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(ii) in all other cases, the Securities or the Guarantees are equally and ratably secured,

except that the foregoing shall not apply to or restrict (a) Liens securing the Securities and the related Guarantees and (b) Liens securing obligations in respect of (x) Indebtedness and other obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to Section 4.03(b)(i) and (y) obligations of the Company or any Guarantor in respect of any Bank Products or Cash Management Services provided by any agent or lender party to any Senior Credit Facility or any affiliate of such agent or lender (or any Person that was a lender or an affiliate of an agent or lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into).

Any Lien created for the benefit of the Holders pursuant to this Section 4.12 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (i) and (ii) above.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

SECTION 4.13 Maintenance of Office or Agency.

(a) The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Issuers at any office of the Trustee.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designate the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.14 Suspension of Certain Covenants.

(a) If, on any date following the Effective Date, (i) the Securities have an Investment Grade Rating from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii)

being collectively referred to as a “Covenant Suspension Event”) then, beginning on that day and continuing at all times thereafter until the Reversion Date, as defined below, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and clause (iv) of Section 5.01(a) of this Indenture (collectively, the “Suspended Covenants” and each individually, a “Suspended Covenant”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (A) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events and (B) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Securities below Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to Section 4.08 of this Indenture with respect to future events, including without limitation, the proposed transaction described in this clause (B). The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is referred to herein as a “Suspension Period.”

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be deemed to have been outstanding on the Effective Date, so that it is classified as permitted under Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect prior to, but not during, the Suspension Period. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Company or its Restricted Subsidiaries, or events occurring, during the Suspension Period. On and after each Reversion Date, the Company and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period (and not in contemplation of the Reversion Date) so long as such contract and such consummation would have been permitted during such Suspension Period.

(b) For purposes of Section 4.05, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clause (a), (b) or (c) of Section 4.05 entered into during the Suspension Period will be deemed to have been in effect on the Effective Date, so that they are permitted under clause (c)(1) of Section 4.05.

(c) For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

(d) For purposes of Section 4.07, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Effective Date for purposes of Section 4.07(b)(vi). Within 10 days following the Reversion Date, the Company must comply with the terms of Section 4.11.

(e) During a Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiaries.” For the avoidance of doubt, no existing Guarantors shall be released during any Suspension Period.

(f) The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying it of the any Suspension Period or any Reversion Date. The Trustee shall have no independent obligation to determine if a Suspension Period has commenced or terminated, to notify the Holders regarding the same or to determine the consequences thereof.

SECTION 4.15 Escrow of Proceeds; Activities Prior to Release

(a) On the date hereof the Company entered into an escrow agreement (the “Escrow Agreement”) with the Trustee and Wilmington Trust, National Association, as escrow agent (in such capacity, the “Escrow Agent”). Pursuant to the Escrow Agreement, the Initial Purchasers deposited an amount in cash (collectively, with any other property from time to time held by the Escrow Agent, the “Escrowed Property”) equal to the gross proceeds of the offering of the Securities sold on the Issue Date into an escrow account (the “Escrow Account”) to be held by the Escrow Agent in its capacity as agent and securities intermediary. The Investors caused a letter of credit (the “Escrow Letter of Credit”) to be issued for the benefit of the Trustee in an amount necessary to pay accrued and unpaid interest to, but excluding February 6, 2015 (the fifth business day after the latest termination date for release of Escrowed Property). The Company granted the Trustee, for the benefit of the Holders, a first priority security interest in the funds held in the escrow account to secure the Obligations under the Securities pending disbursement pursuant to Section 4.15(b).

(b) In order to cause the Escrow Agent to release the Escrowed Property to the Issuers (the “Release”), the Company must deliver to the Escrow Agent and the Trustee on or prior to January 30, 2015, an Officer’s Certificate of the Issuers certifying that

(i) the closing contemplated by the Transaction Agreement shall be substantially consummated in connection therewith or before such time in accordance with the terms and conditions of the Transaction Agreement as in effect on the Issue Date, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries (after giving effect to the consummation of the Acquisition), taken as a whole, or to the Holders, as determined in good faith by the Company, without the consent of the holders of a majority in principal amount of the Securities; provided that any change in the purchase price under the Transaction Agreement or reduction in the equity contributed by the Investors will not be deemed to be material and adverse to the Holders;

(ii) all conditions precedent to the execution and delivery of the Senior Credit Facilities (other than the release of the Escrowed Property) have been satisfied or waived and prior to or substantially concurrently with the release of the funds from the Escrow Account, the Senior Credit Facilities will be effective and able to be drawn upon by the Company; and

(iii) no Default or Event of Default shall have occurred and be continuing under this Indenture.

If on or prior to January 30, 2015, the Escrow Agent receives the Officer’s Certificate described above, the Escrow Agent shall release the Escrowed Property (including investment earnings) to or at the order of the Company (the date of such release, the “Escrow Release Date”) and the Trustee shall deliver the original Escrow Letter of Credit to the Company for cancellation.

(c) Prior to the consummation of the Acquisition, each of the Company and the Co-Issuer will not perform any activities other than issuing the Securities, issuing capital stock to, and receiving capital contributions from, a direct or indirect parent company of the Company, performing its obligations in respect of the Securities under this Indenture and the Escrow Agreement, performing its obligations under the Transaction Agreement, entering into the Senior Credit Facilities, consummating the Transactions and redeeming the Securities, if applicable, and conducting such other activities as are necessary or appropriate to carry out the foregoing activities. Prior to the consummation of the Acquisition, the Company will not own, hold or otherwise have any interest in any assets other than the Escrow Account and Cash Equivalents and its rights under any agreement entered into in furtherance of completion of the Transactions.

(d) In the event that a Special Mandatory Redemption is made or required to be made by the Issuers pursuant to Paragraph 5 of the Securities, the Issuers shall deliver notice of the Special Mandatory Redemption (a “Special Redemption Notice”) to the Trustee and will concurrently with the delivery of the Special Redemption Notice, instruct the Trustee to, at the Issuers’ expense, deliver within one Business Day (by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of the DTC) the Special Redemption Notice to the Holders.

SECTION 4.16 Restrictions on Activities of the Co-Issuer. The Co-Issuer shall not hold any material assets, become liable for any material obligations or engage in any business activities or operations; provided that the Co-Issuer may (i) be a co-obligor with respect to Indebtedness (including, for the avoidance of doubt, Securities) if the Company is a primary obligor on such Indebtedness, the net proceeds of such Indebtedness are received by the Company or one or more of the Restricted Subsidiaries and such Indebtedness is otherwise permitted to be incurred under this Indenture and (ii) guarantee any Obligations under any Credit Facility.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(ii) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture and the Securities pursuant to a supplemental indenture or other document or instrument;

(iii) immediately after such transaction, no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either:

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(v) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c)(i)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi) the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

The Successor Company (if other than the Company) shall succeed to, and be substituted for the Company, as the case may be, under this Indenture and the Securities, and in such event the Company will automatically be released and discharged from its obligation under this Indenture and the Securities.

(b) The Co-Issuer may not consolidate or merge with or into or wind up into (whether or not the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) the Co-Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Co-Issuer or such Person, as the case may be, being herein called the “Successor Co-Issuer”);

(ii) the Successor Co-Issuer, if other than the Co-Issuer, expressly assumes all the obligations of the Co-Issuer under this Indenture and the Securities pursuant to a supplemental indenture or other documents or instruments;

(iii) immediately after such transaction, no Default shall have occurred and be continuing;

(iv) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c)(i)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(v) the Successor Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

The Successor Co-Issuer (if other than the Co-Issuer) will succeed to, and be substituted for the Co-Issuer, as the case may be, under this Indenture and the Securities and in such event the Co-Issuer will automatically be released and discharged from its obligation under this Indenture and the Securities.

Notwithstanding clauses (iii) and (iv) of Section 5.01(a) and clause (iii) of Section 5.01(b), (A) any Restricted Subsidiary may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or any Guarantor; (B) any Issuer may consolidate with or merge with or into or wind up into an Affiliate of an Issuer solely for the purpose of reincorporating an Issuer (solely as a corporation in the case of the Co-Issuer) in a state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; (C) the Company or any of the Company’s Subsidiaries (other than the Co-Issuer) may be converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation in a state of the United States, the District of Columbia or any territory thereof and (D) the Co-Issuer may consolidate with or merge into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all of part of its properties and assets to the Company or a Guarantor, provided that the Company is, at such time, a corporation.

(c) Subject to Section 10.03, no Subsidiary Guarantor shall, and the Issuers shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or a Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions) unless:

(i) (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as the case may be, or under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”), (B) the Successor Person (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments, (C) immediately after such transaction, no Default exists, and (D) the Successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(ii) the transaction is made in compliance with clauses (i) and (ii) of Section 4.06(a) hereof.

Except as otherwise provided in this Indenture, the Successor Person (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, (1) any Subsidiary Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Subsidiary Guarantor or an Issuer, (2) a Subsidiary Guarantor may consolidate or merge with or into or wind up or convert into an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States or the District of Columbia so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby, or (3) a Subsidiary Guarantor may convert into a Person organized or existing under the laws of a jurisdiction in the United States.

Clauses (iii) and (iv) of Section 5.01(a) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Restricted Subsidiaries.

SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Issuer shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Securities except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of such Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. An “Event of Default” with respect to the Securities occurs if:

(a) there is a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities;

(b) there is a default for 30 days or more in the payment when due of interest on or with respect to the Securities;

(c) the Company fails for 90 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Securities to comply with any of its obligations, covenants or agreements described in Section 4.02;

(d) the Issuers or any Guarantor fails for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Securities to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in this Indenture or the Securities;

(e) there is a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Securities, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $35.0 million or more at any one time outstanding;

(f) the Company or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, fails to pay final judgments aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 90 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g) an Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against an Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which an Issuer or any such Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of an Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, or for all or substantially all of the property of an Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary; or

(iii) orders the liquidation of an Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i) the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

In the event of any Event of Default specified in clause (e) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

SECTION 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Securities by notice to the Issuers may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (g) or (h) of Section 6.01 hereof with respect to the Company, all outstanding Securities shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Issuers have paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

SECTION 6.03 Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of not less than a majority in principal amount of the then outstanding Securities by written notice to the Trustee may on the behalf of all Holders waive an existing Default or Event of Default and its consequences except (a) a continuing Default or Event of Default in the payment of the principal of or interest on a Security, (b) a continuing Default or Event of Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuers, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii) the Holders of at least 30% in principal amount of the total outstanding Securities have requested the Trustee, in writing, to pursue the remedy;

(iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and

(v) Holders of a majority in principal amount of the total outstanding Securities have not given the Trustee a written direction inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07 Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any Guarantor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation and reasonable expenses, disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of Securities then outstanding allowed in any judicial proceedings relative to the Issuers or any Guarantor, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Issuers’ obligations under this Indenture, it shall pay out the money or property shall be paid out in the following order:

FIRST: to the Trustee (including any predecessor trustee) for amounts due under Section 7.07;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuers.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuers nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Sections 7.01(b) and 7.01(i);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the Trust Indenture Act.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Officer of such Issuer.

(i) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

SECTION 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute negligence or willful misconduct.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received written notice thereof in accordance with Section 11.02 hereof from the Issuers, any Guarantor or any Holder at the Corporate Trust Office of the Trustee. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, covenant or agreement of any Person, other than the Trustee, made in this Indenture.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, or promptly after discovery or obtaining notice if such discovery is made or notice is received 90 days after the Default occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06 Reports by Trustee to the Holders. As promptly as practicable after each October 15 beginning with the October 15 following the date of this Indenture, and in any event prior to October 15 in each year, for so long as Securities remain outstanding, the Trustee shall send to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

A copy of each report at the time of its delivery to the Holders will be sent by the Trustee to the Issuer and shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed in accordance with Section 313(d) of the Trust Indenture Act. The Issuers agree to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuers and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to its negligence or willful misconduct as determined by a court of competent jurisdiction. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers and each Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuers or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuers, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if they assume such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith as determined by a court of competent jurisdiction.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities pursuant to Article 8 hereof or otherwise.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to an Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity against such risk or liability is not assured to its satisfaction.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuers in writing, and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 7. 10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 7.11 Preferential Collection of Claims Against the Issuers. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

SECTION 7.12 Tax Payment and Tax Withholding Obligations. In order to comply with applicable tax laws, rules and regulations a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to (“Applicable Law”) related to this Indenture, the Issuers agree, upon written request by the Trustee, to provide to the Trustee such requested information about such parties and/or transactions (including any modification to the terms of such transactions) so it can determine whether it has any tax related obligations under Applicable Law that the Issuers have in their possession.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Securities when:

(a) either (i) all Securities theretofore authenticated and delivered, except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from trust, have been delivered to the Trustee for cancellation; or (ii) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but not including, the date of maturity or redemption together with irrevocable instructions from the Issuers to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be;

(b) the Issuers and/or the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and

(c) the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge have been satisfied.

Subject to Section 8.02, the Issuers may, at their option and at any time, elect to discharge (i) all of their obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.16 for the benefit of the Holders and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) (“covenant defeasance option”) for the benefit of the Holders. The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Securities and this Indenture by exercising their legal defeasance option or their covenant defeasance option, the obligations of each Guarantor under its Guarantee of the Securities shall be terminated simultaneously with the termination of such obligations so long as no Securities are then outstanding.

If the Issuers exercise their legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only), 6.01(i) or because of the failure of the Issuers to comply with subclause (a)(iv) of Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

Notwithstanding Section 8.01(a) above, the Issuers’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02 Conditions to Defeasance.

(a) The Issuers may exercise their legal defeasance option or their covenant defeasance option, in each case, with respect to the Securities only if:

(i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest due on the Securities on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Securities (provided that if such redemption is made as provided under paragraph 5 of the Security, (x) the amount of cash in U.S. dollars, Government Securities, or a combination thereof, that the Issuers must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the Issuers must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date) and the Issuers must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(ii) in the case of legal defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (b) since the issuance of the Securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(iii) in the case of covenant defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(vi) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(vii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by Section 8.02(a)(ii) with respect to legal defeasance need not be delivered if all of the Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their stated maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04 Repayment to Issuers. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuers upon written request any money or Government Securities held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05 Indemnity for Government Securities. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

SECTION 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01 Without Consent of the Holders. The Issuers, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture and any Guarantee or the Securities without the consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency as certified by the Issuers;

(ii) to provide for uncertificated Securities of such series in addition to or in place of certificated Securities;

(iii) to comply with the covenant relating to mergers, consolidations and sales of assets;

(iv) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders in a transaction that complies with this Indenture;

(v) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(vii) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(viii) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(ix) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(x) to add a Guarantor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture and to provide for any local law restrictions required by the jurisdiction of organization of such Guarantor;

(xi) to conform the text of this Indenture, the Guarantees or the Securities to any provision of the Offering Circular under the caption “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Securities as certified by the Issuers;

(xii) to make certain changes to this Indenture to provide for the issuance of Additional Securities; or

(xiii) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation to facilitate the issuance of the Securities and administration of this Indenture; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.

After an amendment under this Section 9.01 becomes effective, the Issuers shall send to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02 With Consent of the Holders. Notwithstanding Section 9.01 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and, subject to Sections 6.04 and 6.07, any past or existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Securities or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including Additional Securities, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Securities). Section 2.09 and Section 11.06 shall determine which Securities are considered to be “outstanding” for the purposes of this Section 9.02. However, without the consent of each Holder of an outstanding Security affected, an amendment or waiver may not, with respect to any Securities held by a non-consenting Holder:

(i) reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed final maturity of any such Security or alter or waive the provisions with respect to the redemption of such Securities (other than provisions relating to Sections 4.06 and 4.08);

(iii) reduce the rate of or change the time for payment of interest on any Security;

(iv) waive a Default in the payment of principal of or premium, if any, or interest on the Securities, except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(v) make any Security payable in money other than that stated in such Security;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Securities;

(vii) make any change to this Section 9.02;

(viii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(ix) make any change to or modify the ranking of the Securities that would materially adversely affect the Holders; or

(x) except as expressly permitted by this Indenture, modify the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuers shall promptly send to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03 Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation delivered in accordance with Section 11.02 before the date on which the Trustee receives an Officer’s Certificate from the Issuers certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder to deliver it to the Trustee. The Trustee, at the direction of the Issuers, may place a notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make a notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate of the Issuers and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07 [Reserved].

SECTION 9.08 Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Securities issued under this Indenture shall vote and consent separately on all matters as to which any of such Securities may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01 Guarantees.

(a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on an unsecured basis, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on, if any, the Securities and all other monetary obligations of the Issuers under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e) Subject to Section 10.02 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of an Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Trustee.

(g) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(h) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02 Limitation on Liability. Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Subsidiary Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03 Releases.

(a) A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(i) (a) any sale, exchange, disposition or transfer (including through consolidation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with Section 4.06(a)(i) and (ii); (b) the release, discharge or termination of the guarantee by such Subsidiary Guarantor of the Senior Credit Facilities, except a release, discharge or termination by or as a result of payment under such guarantee; (c) the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; (d) upon the consolidation or merger of any Subsidiary Guarantor with and into an Issuer or another Subsidiary Guarantor that is the surviving Person in such consolidation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Subsidiary Guarantor; or (e) the Issuers exercising their legal defeasance option or covenant defeasance option as described under Article 8 or the Issuers’ obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(ii) the Issuers delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuers and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

SECTION 10.04 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.07 Execution of Supplemental Indenture for Future Guarantors. Each Restricted Subsidiary which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate of the Issuers to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 10.08 Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

SECTION 10.09 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the Trust Indenture Act, inclusive, such imposed duties or incorporated provision shall control.

SECTION 11.02 Notices.

(a) Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person, via facsimile, mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the addressed as follows:

if to the Issuers or a Guarantor:

Eco Services Operations LLC

8 Cedarbrook Drive

Cranbury, New Jersey 08512

Attention: Director of Finance

Facsimile: (609) 860-5448

With a copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Heather Emmel, Esq.

Facsimile: (212) 310-8007

if to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Client Services

Facsimile: (302) 636-4149

The Issuers, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(b) Any notice or communication mailed to a Holder shall be delivered electronically or mailed, first class mail (certified or registered, return receipt requested), by overnight air courier guaranteeing next day delivery or emailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.

Notwithstanding the foregoing, any notices or communications given to the Trustee shall be deemed effective only upon receipt by the Trustee at its Corporate Trust Office.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods believed by it to be genuine by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuers or any Holder. The Issuers agree to assume all risks arising out of interception and misuse by third-parties of such instructions or directions sent by e-mail, facsimile or other similar unsecured electronic methods.

SECTION 11.03 Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Guarantors, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by an Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an officer’s certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 11.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by an Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not an Issuer, any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 11.08 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.09 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE), WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.10 No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of an Issuer or any Guarantor or any of their Subsidiaries or direct or indirect parent companies shall have any liability for any obligations of an Issuer or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.11 Successors. All agreements of each Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or email (in PDF format or otherwise) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

SECTION 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

SECTION 11.14 Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 11.15 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.16 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

SECTION 11.18 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

ECO SERVICES OPERATIONS, LLC
as an Issuer

By:	/s/ Mark McFadden
Name: Mark McFadden
Title: Vice President and Secretary

ECO FINANCE CORP.
as Co-Issuer

By:	/s/ Mark McFadden
Name: Mark McFadden
Title: Vice President and Secretary

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua C. Jones
Name: Joshua C. Jones
Title: Assistant Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO ORIGINAL SECURITIES AND ADDITIONAL SECURITIES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Jefferies LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc. as initial purchasers under the Purchase Agreement entered into in connection with the offer and sale of the Securities.

“Purchase Agreement” means (a) the Purchase Agreement dated October 9, 2014, among the Company, the Co-Issuer and the representatives of the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Global Security” means Global Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

Appendix A-1

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means Global Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Securities	2.1(b)
Regulation S Global Securities	2.1(b)
Regulation S Permanent Global Security	2.1(b)
Regulation S Temporary Global Security	2.1(b)
Rule 144A Global Securities	2.1(b)

2. The Securities.

2.1 Form and Dating; Global Securities.

(a) The Original Securities issued on the date hereof will be (i) offered and sold by the Issuers pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Appendix A-2

(b) Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Security” and, together with the Regulation S Permanent Global Security (defined below), the “Regulation S Global Securities”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a permanent Global Security (the “Regulation S Permanent Global Security”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by Participants through Euroclear or Clearstream.

The term “Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in

Appendix A-3

accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Security and the Issuers thereupon fail to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuers, at their option, notify the Trustee that they elect to cause the issuance of Definitive Securities or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary shall have requested such exchange; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Issuers for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Issuers for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.08 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b), 2.2(c) or 2.2(g).

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject

Appendix A-4

to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

Appendix A-5

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

Appendix A-6

(i) Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B) if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Security is being transferred to the Issuers or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii) Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

Appendix A-7

(1) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(2) if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities.

Appendix A-8

Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E) if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security,

Appendix A-9

and, in each such case, if the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IT IS NOT A U.S. PERSON AND IS ACQUIRING

Appendix A-10

THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”)), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS PURCHASE OR ACQUISITION OF THIS NOTE, THE HOLDER REPRESENTS AND AGREES THAT (1) IT IS NOT AND WILL NOT BE ACQUIRING THE NOTE FOR OR ON BEHALF OF ANY PERSON WHO IS OR WILL BE (OR IS OR WILL BE DEEMED FOR PURPOSES OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) TO BE) (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED UNDER SECTION 3(3) OF ERISA), (B) A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL,

Appendix A-11

NON¬U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY, THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN SUCH ENTITY; OR (2) THE PURCHASE AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT CONSTITUTE OR INVOLVE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IF APPLICABLE, A VIOLATION OF SIMILAR LAWS.”

Each Temporary Regulation S Security shall bear the following additional legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Global Security shall bear the following additional legends:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Appendix A-12

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(iv) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Appendix A-13

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-14

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR” )),(2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED

FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS PURCHASE OR ACQUISITION OF THIS NOTE, THE HOLDER REPRESENTS AND AGREES THAT (1) IT IS NOT AND WILL NOT BE ACQUIRING THE NOTE FOR OR ON BEHALF OF ANY PERSON WHO IS OR WILL BE (OR IS OR WILL BE DEEMED FOR PURPOSES OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) TO BE) (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED UNDER SECTION 3(3) OF ERISA), (B) A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY, THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN SUCH ENTITY; OR (2) THE PURCHASE AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT CONSTITUTE OR INVOLVE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IF APPLICABLE, A VIOLATION OF SIMILAR LAWS.”

Each Temporary Regulation S Security shall bear the following additional legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN

AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

[FORM OF SECURITY]

No. $

8.500% Senior Notes due 2022

CUSIP No.

ISIN No.

ECO SERVICES OPERATIONS LLC, a Delaware limited liability company and ECO FINANCE CORP., a Delaware corporation, jointly and severally, promise to pay to Cede & Co., or registered assigns, the principal sum of Dollars [, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto,]1 on November 1, 2022.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ECO SERVICES OPERATIONS LLC

By:
Name:
Title:

ECO FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF SECURITY]

8.500% Senior Notes due 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest

ECO SERVICES OPERATIONS LLC, a Delaware limited liability company (the “Company”) and ECO FINANCE CORP., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2015.2 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, October 24, 20143 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 15 and October 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest may be made through the Paying Agent by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[2]	Note: With respect to the Original Securities.
[3]	Note: With respect to the Original Securities.

3. Paying Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or any of their domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Issuers issued the Securities under an Indenture dated as of October 24, 2014 (the “Indenture”), among the Company, the Co-Issuer, the Guarantors party thereto from time to time and the Trustee. The terms of the Securities include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.

The Securities are senior unsecured obligations of the Issuers. This Security is one of the Original Securities referred to in the Indenture. The Securities include the Original Securities and any Additional Securities. The Original Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors party to the Indenture from time to time will, jointly and severally, irrevocably and unconditionally guarantee the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5. Redemption

Optional Redemption

Except as set forth in the following paragraphs, the Securities shall not be redeemable at the option of the Issuers prior to November 1, 2017.

(a) At any time prior to November 1, 2017, the Issuers may redeem all or a part of the Securities, at their option, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address or otherwise delivered in accordance with the procedures of the Depositary, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of Holders of record at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

(b) On and after November 1, 2017, the Issuers may redeem the Securities, at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, mailed by first class mail to each Holder’s registered address or otherwise delivered in accordance with the procedures of the Depositary, at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date, subject to the right of Holders of record at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Redemption Price
2017	104.250%
2018	102.125%
2019 and thereafter	100.000%

(c) In addition, until November 1, 2017, the Issuers may, at their option, on one or more occasions redeem up to 40% of the aggregate principal amount of the Securities (including any Additional Securities) at a redemption price equal to 108.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date, subject to the right of Holders of record at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that at least 50% of the sum of the aggregate principal amount of the Securities originally issued under the Indenture and any Additional Securities must remain outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption shall occur within 90 days of the date of closing of each such Equity Offering upon not less than 30 nor more than 60 days’ notice sent to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

(d) Notice of any redemption described above may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the relevant Equity Offering, other offering or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

Special Mandatory Redemption

If the Escrow Agent shall not have received the Officer’s Certificate described in Section 4.15(b) of the Indenture, on or prior to January 30, 2015, or if the Company notifies the Escrow Agent in writing that it will not pursue the consummation of the Acquisition, or that the Transaction Agreement shall have been amended, modified or waived in a manner that would be materially adverse to the Company and its Subsidiaries (after giving effect to the Acquisition), taken as a whole, or to the Holders, as determined in good faith by the Company, the Escrow Agent shall, without the requirement of notice to or action by the Company, the Trustee or any other Person, release the Escrowed Property (including investment earnings) to the Trustee (the date of such termination, the “Escrow Termination Date”) and the Trustee shall draw on the full amount of the Escrow Letter of Credit. On the day falling five (5) Business Days after the Escrow Termination Date (the “Special Mandatory Redemption Date”), the Securities will be redeemed (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the initial issue price plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date. The Issuers shall deliver to the Trustee and DTC, no later than the date that is five (5) Business Days prior to the Special Mandatory Redemption Date, a redemption notice setting forth the Special Mandatory Redemption Date. Promptly after the Special Mandatory Redemption Date, the Trustee will pay to the Company any amount held in excess of the amount necessary to effect the Special Mandatory Redemption.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption pursuant to Paragraph 5 above will be mailed by first-class mail or otherwise delivered in accordance with the procedures of the Depositary, at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address except that such notice of redemption may be mailed or otherwise delivered in accordance with the procedures of the Depositary at least five (5) Business Days prior to the redemption date if the redemption is occurring pursuant to the Special Mandatory Redemption provision set forth in Paragraph 5 above. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record of the Securities at the close of business on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

10. Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Issuers at any time may terminate some of or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, mistake, defect or inconsistency as certified by the Issuers; (ii) to provide for uncertificated Securities of such series in addition to or in place of certificated Securities; (iii) to comply with the covenant relating to mergers, consolidations and sales of assets; (iv) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders in a transaction that complies with the Indenture; (v) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor; (vii) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (viii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof; (ix) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable; (x) to add a Guarantor under the Indenture or to release a Guarantor in accordance with the terms of the Indenture and to provide for any local law restrictions required by the jurisdiction of organization of such Guarantor; (xi) to conform the text of the Indenture, the Guarantees or the Securities to any provision of the Offering Circular under the caption “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Securities as certified by the Issuers; (xii) to make certain changes to the Indenture to provide for the issuance of Additional Securities; or (xiii) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities as permitted by the Indenture, including, without limitation to facilitate the issuance of the Securities and administration of the Indenture; provided, however, that (i) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.

14. Defaults and Remedies

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of outstanding Securities by notice to the Issuers, may declare the principal of, premium, if any, interest and any other monetary obligations on all the Securities to be due and payable immediately. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 30% in principal amount of the outstanding Securities have requested the Trustee, in writing, to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a written direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses that may be caused by taking or not taking such action.

The Issuers are required to deliver to the Trustee, annually, a certificate indicating whether the signer thereof knows of any Default that occurred during the previous year.

15. Trustee Dealings with the Issuers

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of an Issuer or any Guarantor or any of their Subsidiaries or direct or indirect parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

20. CUSIP Numbers; ISINs

The Issuers have caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax identification No.)

and irrevocably appoint __________ as agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________________	Your Signature: _________________

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee: ___________	Signature of Signature Guarantee: ___________

Date: _________________

Signature must be guaranteed by a participant in

a recognized signature guaranty medallion program

or other signature guarantor program reasonably

acceptable to the Trustee

ECO SERVICES OPERATIONS LLC

8 Cedarbrook Drive

Cranbury, NJ 08512

Attention: Director of Finance

Facsimile: (609) 860-5448

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Client Services

Facsimilie: (302) 636-4149

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $             principal amount of Securities held in (check applicable space)         book entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements in the form attached as Exhibit B to the Indenture; or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:
Signature Guarantee:	Signature of Signature Guarantee:

Date:

Signature must be guaranteed by a participant ina recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $            . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale Offer) or 4.08 (Change of Control Offer) of the Indenture, check the box:

Asset Sale  ☐                                              Change of Control  ☐

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale Offer) or 4.08 (Change of Control Offer) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000):

$

Date:	Your Signature:
Signature Guarantee:	(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in

a recognized signature guaranty medallion program

or other signature guarantor program reasonably

acceptable to the Trustee

EXHIBIT B

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Client Services

Facsimilie: (302) 636-4149

This certificate is delivered to request a transfer of $[    ] principal amount of the 8.500% Senior Notes due 2022 (the “Securities”) of ECO SERVICES OPERATIONS LLC, a Delaware limited liability company (the “Company”) and ECO FINANCE CORP., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of such Issuers was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if

B-1

applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause 2(b), 2(c) or 2(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:

TRANSFEREE:

By:

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]4

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [     ], among the new guarantors named in the signature pages hereto (the “Guarantors”)5 and Wilmington Trust, National Association, as trustee (the “Trustee”) under the Indenture dated as of October 24, 2014 among ECO SERVICES OPERATIONS LLC, a Delaware limited liability company (the “Company”) and ECO FINANCE CORP., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”) and the Trustee (as amended, supplemented or otherwise modified, the “Indenture”).

W I T N E S S E T H :

WHEREAS the Issuers have heretofore executed and delivered to the Trustee the Indenture, providing initially for the issuance of $200,000,000 in aggregate principal amount of the Issuers’ 8.500% Senior Notes due 2022 (the “Securities”);

WHEREAS Sections 4.11 and 10.07 of the Indenture provide that under certain circumstances the Issuers are required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all the Issuers’ Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Guarantee. The Guarantors hereby, jointly and severally with all existing Guarantors (if any), irrevocably and unconditionally guarantee the Issuers’ Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

[4]	May include any relevant local law restrictions.
[5]	It shall not be required that any existing guarantors be party to a supplemental indenture to add new guarantors.

3. Releases. A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations as provided in Section 10.03 of the Indenture.

4. Notices. All notices or other communications to the Guarantors shall be given as provided in Section 11.02 of the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Issuers or of the Guarantors or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers and the Guarantors under the Securities, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Guarantors.

12. Successors. All agreements of the Guarantors in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

C-4